MASTER CONSULTING SERVICES AGREEMENT

This Master Consulting Services Agreement (this "Agreement" which term shall also include all Work Orders) is made this 28 day of July, 1999 between INTEGRATED INFORMATION SYSTEMS, INC. ("IIS") located at 1560 W. Fountainhead Parkway, Suite 200, Tempe, Arizona 85282 and ArtUp.com, a wholly owned subsidiary of DEERBROOK PUBLISHING, INC. ("Client") located at 4644 South 36th Place, Phoenix, AZ 85040. This Agreement sets forth the terms and conditions under which IIS will provide services and/or materials to Client.

ARTICLE I DEFINITIONS.

The following terms shall have the following meanings in this Agreement and all attached Work Orders:

     1. "Project" shall mean the totality of services and materials IIS provides to Client pursuant to a Work Order.

     2. "Scope of Work" shall mean the specific services to be rendered by IIS to Client in furtherance of a Project as defined in a Work Order.

     3. "Work Order(s)" shall mean the document(s) that: (i) is numbered for identification; (ii) details the Scope of Work to be performed by IIS including all applicable deliverables or other materials to be provided; and (iii) specifies the applicable hourly rate or fixed price for performing the Scope of Work. A new Work Order will be required for each new Project. Each Work Order shall be effective, incorporated into, and form a part of this Agreement when executed by IIS and Client.

ARTICLE II STAFFING.

     1. IIS agrees to furnish consultants qualified to render services in accordance with the Scope of Work set forth in a Work Order. IIS will use reasonable efforts to ensure the continuity of its consultants assigned to a Project but shall have discretion to replace or change members of its staff working on a Project provided that replacement personnel do not result in added cost to Client or delay in a Project.

ARTICLE III FEES.

     1. IIS will bill Client at the rate(s) or in the amount specified in the applicable Work Order for services and materials rendered by IIS.

     2. Client shall be invoiced for expenses incurred by IIS in rendering services to Client including travel, meals, hotels, car rentals, special insurance required by Client, mileage, and other applicable expenses. Any individual expense in excess of $300.00 shall require the prior approval of Client. IIS's fees do not include any taxes, duties, tariffs or other governmental charges or expenses imposed in connection with this Agreement and such taxes shall be billed to Client.

     3. IIS's standard hours of operation are Monday through Friday (excluding all holidays) 8:30 am. to 5:30 p.m. For Work Orders performed on an hourly basis, services rendered by IIS on holidays or during non-standard hours of operation shall be billed at one and one-half the rates set forth in the applicable Work Order. Work during nonstandard hours is subject to the prior approval of Client.

ARTICLE IV BILLING AND PAYMENT FOR SERVICES.

     1. IIS shall send a written invoice to Client for services rendered and materials provided every two weeks. Invoices are due upon receipt. Invoices not paid in full within thirty (30) days of the invoice date shall accrue interest at the rate of one and one-half percent (1.5%) per month until paid in full except as to those invoices (or portions of invoices) under dispute as set forth in subparagraph 2 below. Any amount outstanding for more than forty-five (45) days after the date of invoice shall constitute a material breach of this Agreement by Client.

     2. If Client has objection to a charge set forth in an invoice, Client shall send written notice of its objection to IIS, and the reasons therefor, within twenty (20) days of the date of the invoice being objected to. Upon receipt of an objection, IIS shall undertake to provide Client with back-up documentation to support its charge for the services and/or materials in dispute. If Client does not object to an invoice in writing within twenty (20) days of the invoice date, Client shall have accepted the charges set forth therein. Any disputed amounts shall not affect payment of non-disputed charges and expenses.

ARTICLE V TERMINATION.

     1. Client shall have the right to terminate this Agreement and/or any Work Order upon fifteen (15) days' prior written notice to IIS. Client agrees to pay IIS for services performed up to the effective date of termination. Notice of termination of any Work Order shall not be considered notice of termination of this Agreement unless specifically stated in the notice.

     2. IIS shall have the right to terminate this Agreement and/or any Work Order upon fifteen (15) days' prior written notice to Client provided that IIS shall provide all services and materials to Client that Client has paid for prior to IIS's notice of termination.

     3. IIS shall have the right to terminate this Agreement and/or suspend its services upon three (3) days' prior written notice to Client if any IIS invoices remain unpaid thirty (30) days after the invoice date.

     4. Either party shall have the right to terminate this Agreement upon a material breach by the other party.

ARTICLE VI NON-SOLICITATION.

     1. IIS has invested significant resources in the hiring, education, development, and training of its employees. Accordingly, Client agrees that during the term of this Agreement, and for a period of twelve
          (12) months following the termination of this Agreement, Client will not directly or indirectly: (i) hire or employ any of IIS's employees, consultants, or staff; (ii) hire or employ any former employee of IIS unless such former employee has not been employed by IIS for at least six (6) months; (iii) make an offer to or solicit any of IIS's employees to terminate their employment with IIS; (iv) solicit or receive any services from any of IIS's employees excluding the services such employees are rendering to Client in connection with this Agreement; or (v) use, solicit, or receive the services of any former IIS employee if such employee leaves the employment of IIS and thereafter becomes employed by any third party that is rendering services to Client.

     2. The parties agree that a breach of this provision will result in damages to IIS that are difficult to ascertain with certainty. Accordingly, in the event of a breach of this provision, IIS shall have the right to:

          (a) Apply for a temporary restraining order, temporary injunction, permanent injunction, or other provisional remedy (collectively "Provisional Remedy") in any court or forum of its choosing. If IIS does choose to commence an action in court, the parties waive their right to a trial by jury;
          (b)  Receive   fixed   monetary   damages   for   violation   of  this
               non-solicitation provision in the amount of three (3) times the annual salary IIS was paying to such employee(s) before a violation of this provision was discovered by IIS;
          (c) Collect all costs and damages associated with a violation of this provision within two (2) weeks of a court's or arbitrator's finding/order that Client violated this non-solicitation provision (the "Finding"). The damages will be due even if there exists in such suit (or other action) issues that were not resolved by the Finding. Such damages shall be provable by affidavit of an IIS officer or employee with pertinent knowledge. A Finding can be made following: (i) any evidentiary hearing;
               (ii) any motion to dismiss; (iii) any hearing in connection with IIS's application for a Provisional Remedy; (iv) any motion for summary judgment; (v) a trial, arbitration, or other similar dispositive hearing; or (vi) at any other time after suit is initiated by IIS.

ARTICLE VII CONFIDENTIALITY.

     1. The parties agree to retain in confidence all information transmitted to it by the other party pursuant to this Agreement that the disclosing party identifies as being proprietary and/or confidential or that, by the nature of the circumstances surrounding the disclosure, ought in good faith to be treated as proprietary and/or confidential ("Confidential Information"). Confidential Information includes, but is not limited to: business plans and designs; customer, vendor, and partner lists; this Agreement and all Work Orders (including IIS rates); technical, financial and business information and models; proposed business deals, reports , plans, and market projections; and software programs, data, source code, and other technical information. The parties will not make use of such Confidential Information except under the terms and during the existence of this Agreement. Neither party will disclose to any third person any Confidential Information without the express consent of the other party.

     2. Confidential Information does not include information that is: (a) aleady in the possession of the receiving party or is known by the receiving party at the time of receiving the same without breach of any duty owed to the disclosing party; (b) publicly known through no wrongful act of the receiving party; (c) rightfully received from a third party, provided the receiving party complies with any restrictions imposed by any such third party; or (d) disclosed by the receiving party pursuant to a requirement of a court order, governmental agency or other applicable law or regulation or disclosed in connection with any dispute resolution under this Agreement.

ARTICLE VIII LIMITATIONS.

     1. IIS makes no warranties with respect to products provided or services rendered pursuant to this Agreement and disclaims all warranties, express or implied, including, without limitation, warranties of merchantability, fitness for a particular purpose, title, and non-infringement.

     2. IIS shall not be liable for any incidental, special, punitive, indirect, or consequential damages, lost or inaccurate data, business interruption, or lost profits under any contract, tort (including negligence), strict liability, breach of warranty, or other legal or equitable theory, even if the remedies provided for in this Agreement fail of their essential purpose and even if IIS has been advised of the possibility or probability of such damages. IIS's liability to Client shall not exceed the amount actually paid by Client to IIS pursuant to the applicable Work Order giving rise to the dispute.

ARTICLE IX NOTICE.

     1. Any notice or other communication required under this Agreement shall be deemed sufficiently made on the date of delivery if delivered in person or by overnight commercial courier service with tracking capabilities with costs prepaid, or five (5) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision:


               IIS:      Integrated Information Systems, Inc.
                         Attention: Scott Sommer
                         1560 West Fountainhead Parkway, Suite 200
                         Tempe, Arizona 85282-1839

               Client:   Deerbrook Publishing
                         Attention: Mr. Tom Suhadolnik
                         4644 South 36th Place
                         Phoenix, AZ 85040

ARTICLE X INDEMNIFICATION.

     1. IIS agrees to defend Client against, and pay the amount of any adverse final judgment (or settlement to which IIS consents) resulting from third party claim(s) that the computer code or materials (other than a commercial/off-the-shelf product or pre-existing work of Client) developed by IIS and provided to Client pursuant to the terms of this Agreement ("Developments") infringe any United States copyright; provided that IIS is notified promptly in writing of the claim, has the opportunity to assume sole control over its defense or settlement, and Client provides reasonable assistance in the defense of the same.

     2. In the event IIS or Client receives information concerning a copyright infringement claim related to the Developments, IIS may, at its expense, either: (i) procure for Client the right to continue to use the alleged infringing Developments; or (ii) replace or modify the Developments to make them non-infringing, in which case Client shall thereupon cease use or distribution of the alleged infringing Developments.

     3.   IIS  shall  have no  liability  for any  infringement  claim  based on
          Client's: (i) specifications, directions, or requirements provided to IIS for such Developments; (ii) manufacture, marketing, distribution, or use of any Developments after written notice that Client should cease such activity due to such a claim; (iii) combination of any Developments with a software or hardware product, program, or data not supplied by IIS; or (iv) adaptation, enhancement, or modification of any Developments not performed by IIS.

     4. Client agrees to defend IIS against, and pay the amount of any adverse final judgment (or settlement to which Client consents) in connection with any claims arising under Section 3 above, or claims arising out of the distribution, marketing, or use of the Developments; provided that Client is notified promptly in writing of any such claim, and has the opportunity to assume sole control over its defense or settlement, and IIS provides reasonable assistance in the defense of the same.

     5. Client shall indemnify and hold IIS harmless from and against any and all claims or causes of action against IIS to the extent such claim or action is based on a claim that an IIS employee or consultant performing services at the offices or premises of Client was subject to any physical injury, mental injury, discriminatory conduct, harassment, or any other actionable activity by Client, an employee or consultant of Client, or any third party on Client's premises. Client shall pay the costs and damages, including attorneys' fees, in respect of such claim provided the Client is given notice in writing of such claim. Client shall control the defense of such action.

     6. This Article XI shall survive any termination of a Work Order or this Agreement.

ARTICLE XI MISCELLANEOUS PROVISIONS.

     1. Entire Agreement. This Agreement is a complete and exclusive statement of all the terms and conditions of the agreement among the parties with respect to the subject matter hereof. This Agreement supersedes and terminates any previously existing negotiations, understandings, and agreements that may exist between the parties. This Agreement shall not be varied, supplemented, qualified or interpreted by any prior course of dealing between the parties hereto or by any usage of trade.

     2. Headings. Headings and captions in this Agreement are for convenience only and are not to be used to interpret this Agreement.

     3. Severability. If any provision of this Agreement is found to be illegal or unenforceable, then, notwithstanding such finding, this Agreement shall remain in full force and effect and such provision shall be deemed stricken or modified to the minimum extent necessary to make it enforceable; provided, however, that the intent of the parties when entering into this Agreement is maintained.

     4. Assignment. This Agreement and any rights or obligations hereunder shall not be assigned by contract or operation of law without the prior written agreement of both parties except in such case where all or substantially all of the assets or stock of a party to this Agreement is sold to a third party and such third party agrees in writing to be bound by the terms and conditions of this Agreement. Upon prior consent of Client, IIS may use subcontractors to perform services for Client in connection with a Project.

     5. Amendment and Waiver. Except as otherwise expressly provided herein, this Agreement may only be amended or modified in a writing signed by both parties. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights and shall not be deemed a waiver of any right of either party to insist upon the strict performance of this Agreement.

     6. Independent Contractor. IIS shall act as an independent contractor and shall be responsible for all social security, unemployment, workers' compensation, and other withholding taxes for all of its employees.

     7. Force Majeure. Except for Client's obligation to pay for services/materials rendered by IIS, if either party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement by reason of fire, flood, storm, strike, lockout, or other labor trouble, riot, war, rebellion, accident or other acts of God, then upon written notice to the other party, the requirements of this Agreement, or the affected provisions hereof to the extent affected, shall be suspended during the period of such disability. During such period, the party not prevented from complying may seek to have its needs (which would otherwise be met hereunder) met by others without liability hereunder. The party prevented from complying shall make all reasonable efforts to remove such disability within thirty (30) days of giving such notice.

     8. Compliance with Laws. IIS and Client shall comply with all applicable laws and regulations with respect to this Agreement. Client acknowledges that the services provided by IIS and the related software and other materials are subject to United States export control laws and regulations and Client confirms that it will not export or reexport them, directly or indirectly, either to: (i) any countries that are subject to U.S. export restrictions (currently including, but not necessarily limited to, Cuba, Iran, Iraq, Libya, North Korea, Syria, and Sudan), or to any national of any such country; or (ii) any end-user whom Client knows or has reason to know will utilize them in the design, development, or production of nuclear, chemical, or biological weapons; or (iii) any end-user who has been prohibited from participating in U.S. export transactions by any federal agency of the U.S. government.

     9. Governing Law. This Agreement shall be construed pursuant to the laws of the State of Arizona. Unless waived by IIS, the exclusive jurisdiction and venue of any action related to this Agreement, including the enforcement of any arbitration award, shall be the Maricopa County Superior Court, Arizona and the parties submit to the jurisdiction and venue of such court for the purpose of any such action.

     10. Arbitration. Any dispute, claimed breach, or controversy arising out of or in relation to this Agreement shall be settled by binding arbitration in Phoenix, Arizona in accordance with the then-prevailing Commercial Arbitration Rules of the American Arbitration Association by a single arbitrator mutually agreed upon by both parties, and applying Arizona state law without regard to the conflicts of law provisions thereof, or if applicable, U.S. federal law. The arbitration award shall be final and binding upon the parties. Notwithstanding the foregoing, either party shall have the right to seek and obtain appropriate equitable and Provisional Remedies exclusively in Maricopa County Superior Court, Arizona.

     11. Remedies. The rights and remedies of a party set forth herein with respect to the failure of the other to comply with the terms of this Agreement (including, without limitation, rights of termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies, and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

     12. Attorneys' Fees. The prevailing party in any action that arises out of this Agreement shall be entitled to recover costs and expenses including, without limitation, reasonable attorneys' fees.

     13. U.S. Government Restricted Rights. Any Developments that Client licenses or acquires under this Agreement for or on behalf of the United States of America, its agencies and/or instrumentalities, are provided to Client with Restricted Rights. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (c)(l)(ii) of The Rights in Technical Data and Computer Software clause at DFARS 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer clause at 48 CFR 52.227-19, as applicable. Contractor/manufacturer is IIS, Inc. 1560 W. Fountainhead Parkway, Tempe, AZ 85282-1839.

     14. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     15. Successors and Assigns. Upon mutual consent, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns and transferees by operation of law, whether or not any such person or entity shall have become a party to this Agreement.

          IN  WITNESS  WHEREOF,  the  parties  hereto  have duly  executed  this
          Agreement:

          /s/ Scott A. Sommer                       /s/ Tom Suhadolnik
          ------------------------------------      ----------------------------
          Integrated Information Systems, Inc.      Deerbrook Publishing
          By: Scott A. Sommer                       By: Tom Suhadolnik

                                 WORK ORDER #001
           IN CONNECTION WITH THE MASTER CONSULTING SERVICES AGREEMENT

          PROJECT NAME: ARTUP.COM WEB INITIATIVE DEVELOPMENT -- PHASE 1

This Work Order is made pursuant to the Master Consulting Services Agreement (the "Agreement") effective on July 20, 1999 between Integrated Information Systems, Inc. ("IIS") and ArtUp.com, a wholly owned subsidiary of Deerbrook Publishing, Inc. ("Client") and is incorporated therein by reference. Capitalized terms not otherwise defined have the meanings provided in the Agreement.

1. SERVICES. IIS shall perform the Scope of Work identified below for Client. Any dates provided are estimates only.

     In order to meet an extremely aggressive time frame for phase 1, IIS will provide Time-and-Materials consulting and coding services to build an ArtUp.Com web-site infrastructure.
     IIS anticipates performing some or all of the following services for Client relating to Site Server Commerce Edition Development & Integration for Client's web initiative.
     *    Provide consulting for the Site Server Architecture.
     *    Project Management.
     *    Provide consulting for infrastructure services.
     *    General web consulting (i.e. interface design, graphic design, etc.)
     *    Overall   marketing   strategies  as  appropriate  to  the  e-Commerce
          initiative
     *    Provide development services for the following:
          1.   A common "site Look and Feel metaphor" (primary priority)
          2.   Deerbrook co-brand e-Commerce PUBLIC site (primary priority)
          3. ArtUp.Com e-Commerce Catalog (base E-commerce site) also referred to as the "PUBLIC" site (primary priority)
          4.   ArtUp.Com e-Commerce PRIVATE site (primary priority)
          5.   Provide a common auction (secondary priority)

     A formal project effort will be initiated after August 16, 1999, to expand the basic functionality of the system to meet all of the client's requirements. The full IIS life cycle design and development process, with defined documents and project plans, will be followed for all successive phases of this project.

2.   RATES.

     The hourly rates shown below shall be applicable to this Work Order only for the Scope of Work set forth above.

     All services performed by IIS in connection with the Scope of Work shall be performed by IIS at an hourly rate of $165.00 per hour.

     IIS invoices shall be directed to Client's representative for payment at the address shown below.

            Thomas P. Suhadolnik
            ArtUp.com c/o Deerbrook Publishing, Inc.
            4644 South 36th Place
            Phoenix, AZ 85040

Work Order #001 -- Page 1

3. COMMENCEMENT DATE. Services under this Work Order will begin on or about 20 August 1999 and will continue until the Scope of Work is finished by IIS.

     THEREFORE,   the  parties  have  executed  this  Work  Order  in  duplicate originals.

INTEGRATED INFORMATION SYSTEMS, Inc.        CLIENT
1560 W. Fountainhead Pkwy. #200             ArtUp.com, a wholly owned subsidiary
Tempe, Arizona 85282-1839                   of Deerbrook Publishing, Inc.
                                            4644 South 36th Place
                                            Phoenix, Arizona 85040

By: /s/ Scott A. Sommer                     By: /s/ T. Suhadolnik
   ---------------------------------           ---------------------------------
   Signature                                   Signature

Scott A Sommer                              T. Suhadolnik
------------------------------------        ------------------------------------
Name (Print)                                Name (Print)

V.P. Business Development                   President, ArtUp.com
------------------------------------        ------------------------------------
Title                                       Title

28-July-99                                  7/29/99
------------------------------------        ------------------------------------
Effective Date                              Date

Work Order #001 -- Page 2